UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2013
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FIRST SECURITY GROUP, INC.
(Exact name of Registrant as specified in its charter)
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Tennessee	000-49747	58-2461486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
531 Broad Street, Chattanooga, Tennessee 37402
(Address of principal executive offices including zip code)
(423) 266-2000
(Registrant's telephone number, including area code)
______________
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2013, Mr. Robert P. Keller resigned as Director for First Security Group, Inc. and its wholly-owned subsidiary, FSGBank, N.A. Mr. Keller's resignation letter does not indicate any disagreements with First Security's operations, policies or practices. A copy of Mr. Keller's resignation letter is attached as Exhibit 99.1.

In discussions with management, Mr. Keller indicated that he joined the Board to assist First Security in adding banking expertise and experience to its Board of Directors and to assist with the recapitalization. In light of the completion of the recapitalization (as previously announced on a Current Report on Form 8-K filed on April 12, 2013), Mr. Keller determined that is was appropriate to resign, providing First Security with an additional board position that it could offer to a potential director from the local market area.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.    Description

99.1	Resignation Letter of Robert P. Keller, dated May 13, 2013.

99.2	Press Release dated May 17, 2013.[1]
1 Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Security Group, Inc.

By:	/s/ John R. Haddock
	Name:	John R. Haddock
	Title:	Executive Vice President and Chief Financial Officer

Dated:  May 17, 2013

Exhibit Index

Exhibit No.    Description

99.1	Resignation Letter of Robert P. Keller, dated May 13, 2013.

99.2	Press Release dated May 17, 2013.[1]
1 Furnished, not filed.